UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Edwards Lifesciences Corporation

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Edwards Lifesciences Spring 2021 Stockholder Engagement

Cautionary Statement and Use of Non-GAAP Financial Measures This presentation may include forward-looking statements, including, but not limited to, financial forecasts, that involve risks and uncertainties that could cause actual results or experience to differ materially from historical results or those anticipated. Actual future results may differ materially depending on a variety of factors, including, but not limited to, the effects of the COVID-19 pandemic, technological advances in the medical field, foreign currency exchange rates, product demand and market acceptance, the impact of competitive products and pricing, the effect of economic conditions, and other risks detailed in Edwards Lifesciences' filings with the Securities and Exchange Commission. All forward-looking statements are based on estimates and assumptions made by management of the Company as of the date of publication. Unless otherwise indicated, all figures are GAAP financial measures A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is available at www.edwards.com The Company is not able to provide a reconciliation of future projections that exclude special items to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives

We Request Your Support at the 2021 Annual Meeting of Stockholders Proposal 1. FOR Election of Eight Director Nominees Proposal 2. FOR Advisory Vote to Approve Named Executive Officer Compensation Proposal 3. FOR Approval of Amendment of the Employee Stock Purchase Plan for U.S. Employees to Increase the Common Stock Available for Issuance by 3,300,000 Shares Proposal 4. FOR Approval of Amendment of the Employee Stock Purchase Plan for International Employees to Increase the Common Stock Available for Issuance by 1,200,000 Shares Proposal 5. FOR Ratification of the Appointment of Our Independent Registered Public Accounting Firm Proposal 6. AGAINST Stockholder Proposal Regarding Action by Written Consent Proposal 7. AGAINST Stockholder Proposal to Adopt a Policy to Include Non-Management Employees as Prospective Director Candidates The Board asks that you vote FOR all proposals, except two that are viewed as AGAINST stockholder interests

Edwards Lifesciences

Edwards Lifesciences at a Glance

COMPANY OVERVIEW

~$50 B
Market Capitalization

15,000+
Global Employees

50%+
Employees are Millennials or Gen. Z

~2,000
Engineers

4,700+
Issued and Pending Patents

100+
Countries Served

SALES OVERVIEW[1]


Rest of World 11%
Japan 11%
US 56%
Europe 22%


TMTT (2) 1%
Critical Care 17%
Surgical 17%
TAVR (3) 65%

The global leader in structural heart and critical care monitoring

PATIENT-FOCUSED INNOVATION STRATEGY

Focus
Singular focus on the large unmet needs of structural heart and critically ill patients

Innovation
Pioneer breakthrough technologies with compelling evidence

Leadership
Lead groundbreaking standards of care through trusted relationships

[1] Q4 2020 sales; [2] Transcatheter Mitral and Tricuspid Therapies ("TMTT"); [3] Transcatheter Aortic Valve Replacement ("TAVR")

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Execution of Patient-Focused Strategy Has Produced Exceptional Long-Term Results Focused on opportunities where patient demand is very large Track record of triple wins: Improved outcomes Enhanced quality of life Cost effectiveness Long-term investments have yielded high-value, organic growth Edwards Adjusted Sales(1) ($ in billions) 2010-2020 Total Shareholder Return(2) 1 Guidance as of January 27, 2021; “adjusted” sales is a non-GAAP number 2 Capital IQ, reflecting performance from January 4, 2010 through December 31, 2020; 3 S&P Healthcare Equipment Select Industry Index (3) 1,152% 316% 530%

Communities Donated critical care technologies to help underserved patients around the world Supporting charitable organizations working on the front-line; addressing community hardship through giving efforts and accelerated grants, including $1 million in emergency community grants to partner organizations customers Emphasizing faster procedure times, shorter hospital stays and exceptional patient outcomes Adoption and use of our life-saving technologies continued during the pandemic with customer support from committed field organization and dedication of global supply chain No actions have been taken to significantly reduce investments that would disrupt programs benefiting patients over time Working with investigators, clinicians, hospitals and trial sites to continue and reengage patient treatments Our Response to COVID-19 Utilized remote work options while also continuing safe on-site conditions to ensure the development, manufacture and delivery of our life-saving technologies in over 100 countries Intentionally did not take actions to negatively impact our employees’ compensation or benefits, and paying typical bonuses to hourly employees in our supply chain and protecting incentive pay of the field organization Extensive safety and social distancing Employees Following the outbreak of COVID-19, our priority has been protecting the health and well-being of our employees, continuing to serve our customers and clinical partners, and supporting our communities STRATEGY In the midst of the ongoing COVID-19 pandemic, Edwards’ patient-focused strategy and aspirations as a company remain intact, guided by our Credo. Helping Patients is Our Life’s Work, and Life is Now

CEO Pay Element & 2020 Target Mix Components Corporate Performance Measures & Rationale Base Salary Cash Attract and retain qualified executives Annual Cash Incentive1 Financial Measurements Underlying Revenue Growth (50%) Adjusted Net Income (30%) Adjusted Free Cash Flow (20%) Key Operating Drivers (“KODs”) KODs established by the Board each year to address specific business initiatives derived from our Strategic Imperatives and operating plans Actual achievement is measured against a number of different metrics and milestones Individual Performance Individual objectives focus on the achievement of financial measures and operational goals within each executive’s area of responsibility Long-Term Incentive Awards Stock Options (55%) Consistent with our focus on top-line growth, innovation and longer-term investment horizon and product pipeline Restricted Stock Units (20%) Promotes stability and retention of our executives over the long term Performance Based Restricted Stock Units (25%) Awards are contingent on relative total shareholder return (“TSR”) performance measured against a subset of the S&P Healthcare Equipment Index Links compensation to our performance over a three-year period Compensation Design Informed by Strategy and Aligned with Key Performance Indicators 1 Incentive plan funding is determined by multiplying financial measurement achievement and KOD achievement, subject to maximum funding at 175% of target; individual payouts are further modified by individual performance and are capped at 200% of target 2020 CEO Target Pay Mix 89% at-risk pay 78% at-risk pay 2020 NEO Target Pay Mix Base Salary Annual Cash Incentive Stock Options PBRSUs RSUs

Impact on Financial Measurement achievement would have resulted in the Annual Incentive plan funding at 0% in 2020 - despite significant achievements against long-term innovation and patient-focused strategy, and TSR that continues to outpace the broader market1 The Compensation Committee considered the following when determining the right approach for the Annual Incentive Plan: In light of this, the Committee applied its discretion and determined that it was appropriate to use the KOD results as strong and quantifiable indicators of Company success to set the overall funding for the 2020 Annual Incentive payouts: KOD results of 70% were adjusted downwards by 25% for NEOs and 35% for our CEO to further align team with Company financial and shareholder outcomes Given expected continued impact of COVID-19, the Board determined that KOD achievement should be the primary mechanism to determine 2021 annual incentive payouts Ensure management is not disincentivized for creating long-term value Reward our COVID-19 response, including protecting employee health while maintaining our commitment to patients Engage and retain dedicated employees Maintain pay-for-performance culture and rewarding execution of KODs Reward operational execution that improved financial performance, with TSR of 17% Company headwinds were largely outside the control of employees 2020 Annual Incentive Plan Decisions 1 Incentive plan funding is determined by multiplying financial measurement achievement and KOD achievement, subject to maximum funding at 175% of target; individual payouts are further modified by individual performance and are capped at 200% of target In light of COVID-19’s impact on the Financial Measurements component of the Annual Incentive Plan, the Compensation Committee determined to use KODs to set Annual Incentive Plan payouts

Edwards Lifesciences

Highly Experienced & Independent Director Nominees



Michael A. Mussallem
Joined in 2000

CEO and Chairman, Edwards Lifesciences



Martha H. Marsh
Lead Independent Director
Joined in 2015

Retired President and CEO, Stanford Hospital & Clinics



Kieran T. Gallahue
Joined in 2015

Former Chairman and CEO, CareFusion Corporation



Leslie S. Heisz
Audit Committee Chair
Joined in 2016

Former Managing Director, Lazard Frères & Co.



Paul A. LaViolette
Joined in 2020

Managing Partner, COO, SV Health Investors LLC



Steven R. Loranger
Joined in 2016

Former Chairman, President and CEO, ITT Corporation



Ramona Sequeira
Joined in 2020

President of US Business Unit and Global Portfolio Commercialization, Takeda Pharmaceuticals USA, Inc.



Nicholas J. Valeriani
Compensation & Governance Committee Chair[1]
Joined in 2014

Former CEO, West Health Institute; Former EVP, Johnson & Johnson

BALANCED AND DIVERSE BOARD


Tenure
>10 years
12.5%
37.5%
<5 years
5-10 years
50.0%
Gender
37.5%
Women
Men
62.5%
Age
70+ years
12.5%
25.0%
≤60 years
61-69 years
62.5%
Ethnic Diversity
25.0%
Ethnically Diverse
White
75.0%

DIRECTOR SKILLS, EXPERIENCE & EXPERTISE

Medical Technology Industry Experience	Executive International Experience	Corporate Governance	Risk Oversight
Finance and Financial Industry	Operations Management	Innovation / Technology	Risk Management
Human Capital Resources	Regulatory and Compliance	Senior Leadership	Financial Reporting

Our Board strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure effective oversight of management

[1] As of the 2021 Annual Meeting

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2015 2016 2017 2018 2019 2020 History of Engagement and Responsiveness on Written Consent 23.7% Written Consent Proposal Support 50.8% Written Consent Proposal Support Ongoing active stockholder engagement efforts and votes on written consent proposals in 2018 and 2020 affirm that most stockholders prefer our existing practices We have consistently contacted stockholders holding >50% of outstanding stock each year since 2015 to discuss topics of interest with active participation from our Lead Independent Director 17.8% Written Consent Proposal Support Commitment to Stockholder Engagement and Responsiveness Based on investor feedback, the Board amended our Bylaws to reduce the special meeting threshold from 25% to 15% Discussion topics include: Governance features and stockholder rights Board composition, evaluation, refreshment and leadership structure Compensation program and alignment between pay and long-term performance results Sustainability efforts and internal oversight processes Board oversight of human capital management and diversity Outcomes: Elimination of supermajority voting Adoption of majority voting in director elections Reduction in special meeting threshold from 25% to 15% Adoption of proxy access right Enhancements to formal responsibilities for Lead Independent Director role

Board Recommends Vote Against the Written Consent Proposal Why Our Current Special Meeting Right Benefits EW STOCKholders Why written consent does not benefit ew stockholders Consistent with stockholder feedback, as confirmed in outcomes of 2018 and 2020 votes on the same proposal Provides stockholders with meaningful opportunity to act in between annual meetings Provides all stockholders with opportunity to discuss the merits of a proposed action in an organized fashion Allows Board to make thoughtful and informed recommendations about all proposed actions Current 15% threshold is reflective of EW’s history of concentration in our stockholder base, with at least one stockholder at or above ~8% ownership over past decade Only 18% of S&P 500 companies provide stockholders a special meeting right with a threshold at/below 15% Inconsistent with overwhelming feedback received from stockholders Does not require advance notice to all stockholders for proposed actions Deprives all stockholders of the right to be consulted on key matters impacting their investment Reduces transparency into rationale for key actions Enables short-term or special interest stockholders to approve proposals that are not in the interests of all stockholders Our existing stockholder rights, including our special meeting threshold of 15%, reflect our specific circumstances and direct feedback from our stockholders received through extensive engagement

Board Recommends Vote Against Proposal to Include Non-Management Employees as Director Candidates Board is best positioned to identify, evaluate, and recommend director nominees and seeks diversity of background, including experience, gender, race, ethnic or national origin, and age Strong culture of open communication where management and Board receive, and are responsive to, employee feedback Board has deep insight into Company’s organizational health and employees’ experience through regular updates from management Stockholders, including our many employee stockholders, can recommend prospective director candidates, including employees, for the Compensation and Governance Committee’s consideration Longstanding strong corporate governance practices and a Board with majority independence Why Adopting this proposal is not in the best interests of ew and our stockholders Commitment to Board refreshment and Strong independent leadership Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of Edwards and its stockholders All members of the Board are highly engaged in refreshment processes and evaluate whether a candidate’s skills and experience are complementary to Company strategy Process has resulted in seven new directors appointed since 2014 We continuously evaluate the Board’s composition to ensure it represents the best interests of all stakeholders, including our employees Added to the board in 2020 New Lead Independent Director in 2020 Martha H. Marsh Lead Independent Director Joined in 2015 Retired President and CEO, Stanford Hospital & Clinics Ramona Sequeira Joined in 2020 President of US Business Unit and Global Portfolio Commercialization, Takeda Pharmaceuticals USA, Inc. Paul A. LaViolette Joined in 2020 Managing Partner, COO, SV Health Investors LLC